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EXHIBIT 4.5

Regal Entertainment Group
(as Issuer)

3 3/4% Convertible Senior Notes due 2008

INDENTURE

Dated as of May 28, 2003

U.S. Bank National Association
(as Trustee)

i

CROSS-REFERENCE TABLE*

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.8; 7.10
	(b)	7.8; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.5
	(b)	12.3
	(c)	12.3
313	(a)	7.6
	(b)(1)	N.A.
	(b)(2)	7.6
	(c)	7.6; 12.2
	(d)	7.6
314	(a)	4.3; 4.4; 12.2
	(b)	N.A.
	(c)(1)	12.4
	(c)(2)	12.4
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.5
	(f)	N.A.
315	(a)	7.1(b	)
	(b)	7.5; 12.2
	(c)	7.1(a	)
	(d)	7.1(c	)
	(e)	6.11
316	(a)(last sentence)	2.9
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
	(c)	6.4
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.4
318	(a)	12.1
	(c)	12.1

N.A. means not applicable

*
This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

        INDENTURE, dated as of May 28, 2003, among Regal Entertainment Group, a Delaware corporation (the "Company") and U.S. Bank National Association, as trustee (the "Trustee").

        Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 3 3/4% Convertible Senior Notes due 2008 issued hereunder (the "Securities"):

ARTICLE I
DEFINITIONS AND INCORPORATION
BY REFERENCE

        SECTION 1.1    DEFINITIONS

        "Additional Interest" has the meaning specified in Section 5 of the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

        "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

        "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange at the relevant time.

        "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

        "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 under the Exchange Act (as in effect on the Issue Date), except that the number of shares of the Company's Voting Stock shall be deemed to include, in addition to all outstanding shares of the Company's Voting Stock and Unissued Shares deemed to be held by the "person" or "group" (as defined within the definition of Change of Control) or other person with respect to which the Change of Control determination is being made, all Unissued Shares deemed to be held by all other persons.

        "Board of Directors" means the board of directors of the Company or any committee of the board of directors authorized, with respect to any particular matter, to exercise the power of the board of directors of the Company.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP; provided, however, that any Permitted Lease Financing Arrangements shall not be considered "Capitalized Lease Obligations" of the Company or any of its Subsidiaries.

        "Cash" or "cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

        "Certificated Security" means one or more certificated Securities registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A hereto except that such Security shall not include the information called for by footnotes 1 and 2 thereof.

        "Change of Control" means (1) any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the Company's assets, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (other than the Permitted Holders) is or becomes the beneficial owner of more than 50% of the aggregate voting power of all outstanding classes of Voting Stock of the transferee(s) or surviving entity or entities, or (2) any "person" or "group" (other than the Permitted Holders) is or becomes the beneficial owner of more than 50% of the aggregate voting power of all outstanding classes of the Company's Voting Stock, or (3) the holder of the Company's capital stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture). However, a Change of Control shall not be deemed to have occurred if either (a) the last sale price of the Company's Common Stock for any five Trading Days during the ten Trading Days immediately preceding the Change of Control is at least equal to 105% of the Conversion Price in effect on such day or (b) in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation constituting the change of control consists of common stock, American Depositary Shares or other certificates representing common equity interest traded on a United States national securities exchange or quoted on The Nasdaq Stock Market (or which will be so traded or quoted when issued or exchanged in connection with such change in control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock or other certificates representing equity interests. As used in this definition, (i) "person" or "group" has the meaning given by Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision, in each case, whether or not such Sections or Rule is then applicable to the Company or the Company's securities.

        "Class A Common Stock" means the Class A common stock of the Company, $0.001 par value, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        "Class B Common Stock" means the Class B common stock of the Company, $0.001 par value, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        "Clearstream" means Clearstream Banking Luxembourg, or its successors.

        "Closing Sale Price" on any date means the closing per share sale price (or if no closing sale price is reported, the average of the average bid and the average ask prices) for the Class A Common Stock as reported in composite transactions for the principal U.S. securities exchange on which the Class A Common Stock is traded or, if the Class A Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation system or by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Company shall be entitled to make a good faith determination of the sale price on the basis it considers appropriate.

        "Common Stock" means the Class A Common Stock and the Class B Common Stock of the Company.

        "Company Order" means a written request or order signed in the name of the Company by one of its Chairmen of the Board, a Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President.

        "Conversion Price" has the meaning specified in the Securities, as adjusted from time to time in accordance with Section 10.4.

        "Conversion Value" means the product of the Closing Sale Price on a given day multiplied by the then current conversion rate, which is the number of shares of Class A Common Stock into which each Security is convertible.

        "Corporate Trust Office" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

        "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include such successor.

        "Euroclear" means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear system.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Ex-Dividend Date" means, with respect to any issuance or distribution on shares of Class A Common Stock, the first Trading Day on which the shares of Class A Common Stock trade regular way on the principal securities market on which the shares of Class A Common Stock are then traded without the right to receive such issuance or distribution.

        "Extraordinary Dividend" means the extraordinary cash dividend payable to the stockholders of the Company, as described in the Offering Circular under the caption "Summary—Proposed Stockholder Distribution".

        "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company.

        "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

        "Global Securities" means one or more Securities in the form of Exhibit A hereto that includes, as applicable, the information referred to in footnotes 1 and 2 to the form of Security, attached hereto as

Exhibit A, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

        "Global Security Legend" means the legend set forth in Section 2.6(j)(ii) hereof, which is required to be placed on all Global Securities issued under this Indenture.

        "Holder" means a Person in whose name a Security is registered on the Registrar's books.

        "Indebtedness" of any Person means, without duplication,

          (a)   all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to any of the assets of such Person), (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

          (b)   all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

          (c)   all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such Person has guaranteed or provided credit support or that is otherwise its legal liability or which are secured by any assets or property of such Person; provided, that in the case of such liabilities and obligations of others that have been secured solely by assets or property of such Person, without any other recourse to such Person or any other assets of such Person, the amount of such Indebtedness shall be limited in amount to the fair market value of the assets or property of such Person securing such liabilities or assets; and

          (d)   any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties.

        For purposes of this definition, any Permitted Lease Financing Arrangements shall not be considered "Indebtedness."

        The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount shall not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

        "Initial Purchaser" means the initial purchaser under the Purchase Agreement, dated May 21, 2003, between the initial purchaser and the Company.

        "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

        "Issue Date" means the date of first issuance of the Securities under this Indenture.

        "Lease Financing Arrangement" means any lease or other arrangement as a result of which, pursuant to Emerging Issues Task Force Issue No. 97-10, "The Effect of Lessee Involvement in Asset Construction," a Person is considered the owner of an asset during the asset's construction period and such Person is considered to have entered into a sale and leaseback of the asset when construction of the asset is complete and the lease term begins.

        "Market Capitalization" means, as of any date of calculation, the Closing Sale Price on the Trading Day immediately prior to such date of calculation multiplied by the aggregate number of shares of Common Stock outstanding on such Trading Day.

        "Non-U.S. Person" means any Person other than a U.S. Person.

        "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company under the terms of the Securities or this Indenture, including any Additional Interest due pursuant to the terms of the Registration Rights Agreement.

        "Offering Circular" means the Offering Circular, dated May 21, 2003, relating to the initial offering of the Securities.

        "Officer" means, with respect to any Person, a Chairman of the Board, a Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

        "Officers' Certificate" means the officers' certificate to be delivered upon the occurrence of certain events as set forth in this Indenture.

        "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 12.4 and 12.5 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

        "Permitted Holders" means each of the Principals and any of their Affiliates.

        "Permitted Lease Financing Arrangements" means any Lease Financing Arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business, consistent with customary industry practices, in amounts and for the purposes customary in the Company's industry.

        "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

        "Private Placement Legend" means the legend set forth in Section 2.6(j)(i) hereof to be placed on all Securities issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

        "Principals" means each of Anschutz Company and OCM Principal Opportunities Fund II, L.P.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Record Date" means a Record Date specified in the Securities, whether or not such date is a Business Day.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

        "Regulation S" means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

        "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Division of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Restricted Certificated Security" means one or more Certificated Securities that includes, as applicable, the information referred to in footnotes 3, 4 and 5 to the form of Security, attached hereto as Exhibit A, issued under this Indenture.

        "Restricted Global Security" means one or more Global Securities that includes, as applicable, the information referred to in footnotes 3, 4 and 5 to the form of Security, attached hereto as Exhibit A, issued under this Indenture.

        "Rule 144" means Rule 144 promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

        "Rule 144A" means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

        "SEC" means the United States Securities and Exchange Commission, or any successor agency.

        "Securities" means the 3 3/4% Convertible Senior Notes Due 2008 or any of them (each, a "Security"), as amended or supplemented from time to time, that are issued under this Indenture.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

        "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

        "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act as in effect on the Issue Date.

        "Special Record Date" means, for payment of any Defaulted Interest, a date fixed by the Paying Agent pursuant to Section 2.12 hereof.

        "Stated Maturity" when used with respect to any Security, means May 15, 2008.

        "Subsidiary" with respect to any Person, means (1) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, and (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

        "Trading Day" means, with respect to any security, a day during which trading in securities generally occurs on the New York Stock Exchange (or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other market on which the Common Stock is then traded), other than a day on which a material suspension of or limitation on trading is imposed that affects either the New York Stock Exchange (or, if applicable, such other market) in its entirety or only the shares of the Common Stock (by reason of movements in price exceeding the limits permitted by the relevant market on which the shares are traded or otherwise) or on which the New York Stock Exchange (or, if applicable, such other market) cannot clear the transfer of the Company's shares due to an event beyond the Company's control.

        "Trading Price" means, on any date of determination, the average of the secondary market bid quotations per note obtained by the Conversion Agent for $5,000,000 principal amount at maturity of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided, that if at least three such bid cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that if at least two such bids cannot be reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount at maturity of the Securities from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the trading price of the Securities will equal (a) the applicable conversion rate of the Securities, which is the number of shares of Class A Common Stock into which each Security is convertible on such determination date, multiplied by (b) the Closing Sale Price.

        "Transfer Restricted Securities" means Global Securities and Certificated Securities that bear or are required to bear the Private Placement Legend, issued under this Indenture.

        "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor serving hereunder.

        "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change of Control.

        "Unrestricted Securities" means one or more Securities that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

        "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

        "Volume Weighted Average Price" of one share of the Company's Class A Common Stock on any Trading Day shall be the volume weighted average prices as displayed under the heading "Bloomberg VWAP" on Bloomberg Page RGC <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on that Trading Day (or if such volume weighted average price is not available, the market value of one share of Common Stock on such Trading Day as the Company determines in good faith using a volume weighted method).

        "Voting Stock" means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of, as applicable, the board of directors, managers or trustees.

        SECTION 1.2    OTHER DEFINITIONS

Term	Defined in Section
"Agent Members"	2.1
"Authentication Order"	2.2
"Benefited Party"	10.1
"Cash Settlement"	10.2
"Change of Control Offer"	11.1
"Change of Control Offer Period"	11.1
"Change of Control Purchase Date"	11.1
"Change of Control Purchase Price"	11.1
"Change of Control Repurchase Notice"	11.2
"Combined Settlement"	10.2
"Conversion Agent"	2.3
"Conversion Date"	10.2
"Conversion Notice"	10.2
"Conversion Obligation"	10.2
"Conversion Retraction Period"	10.2
"Current Market Price"	10.4
"Defaulted Interest"	2.12
"Determination Date"	10.4
"Distribution Notice"	10.1
"Distributed Securities"	10.4
"DTC"	2.3
"Event Record Date"	10.4
"Expiration Time"	10.4
"Legend"	2.6
"Maximum Allowed Amount"	10.4
"Merger Notice"	10.1
"Minimum Allowed Amount"	10.4
"Paying Agent"	2.3
"Purchased Shares"	10.4
"Registrar"	2.3
"Settlement Notice Period"	10.2
"Share Settlement"	10.2
"Trigger Event"	10.4

        SECTION 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

        Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

        The following TIA terms used in this Indenture have the following meanings:

        "obligor" on the Securities means the Company and any successor obligor upon the Securities.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

        SECTION 1.4    RULES OF CONSTRUCTION

        Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)   "or" is not exclusive;

            (4)   words in the singular include the plural, and in the plural include the singular;

            (5)   provisions apply to successive events and transactions;

            (6)   "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (7)   references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE II
THE NOTES

        SECTION 2.1    FORM AND DATING

        (a)    General.    The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

        The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

        (b)    Restricted Global Securities.    All of the Securities are initially being offered and sold to QIBs in reliance on Rule 144A and to Non-U.S. Persons in offshore transactions pursuant to Regulation S and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

        (c)    Global Securities in General.    Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the "Schedule of Exchanges of Interests in the Global Security" attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

        Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

        SECTION 2.2    EXECUTION AND AUTHENTICATION

        Two Officers shall sign the Securities for the Company by manual or facsimile signature. In the case of Certificated Securities, such signatures may be imprinted or otherwise reproduced on such Securities. If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid. A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Securities for issuance up to the aggregate principal amount stated in such Authentication Order; provided that Securities authenticated for issuance on the Issue Date shall not exceed $240,000,000 in aggregate principal amount. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

        SECTION 2.3    REGISTRAR, PAYING AGENT, CONVERSION AGENT AND DEPOSITARY

        The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents or conversion agents. The term "Registrar" includes any co-registrar, the term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities. The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as Securities Custodian with respect to the Global Securities.

        SECTION 2.4    PAYING AGENT TO HOLD MONEY IN TRUST

        The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

        SECTION 2.5    HOLDER LISTS

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities and the Company shall otherwise comply with TIA § 312(a).

        SECTION 2.6    TRANSFER AND EXCHANGE

          (a)   Subject to compliance with any applicable additional requirements contained in this Section 2.6, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.6(b), 9.5, 10.2(e) or 11.5.

          (b)   If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth in subsection (j) below (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor related restrictions on transfer are required in order to maintain compliance with the provisions of Rule 144A, Rule 144 or Regulation S or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

          (c)   A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.6.

          (d)   Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend other than an Unrestricted Security. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

          (e)   The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.6 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an opinion of counsel in form reasonably acceptable to the Company and addressed to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

          (f)    As used in the preceding two paragraphs of this Section 2.6, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

          (g)   The provisions of clauses (i), (ii), (iii), (iv), (v) and (vi) below shall apply only to Global Securities:

              (i)  Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

             (ii)  Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

            (iii)  Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (iv)  In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form.

             (v)  Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

            (vi)  At such time as all beneficial interests in a particular Global Security have been exchanged for Certificated Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security or for Certificated Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement may be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement may be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (h)   By its acceptance of any Security bearing the legends required by Section 2.6 (j), each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture.

          (i)    The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 2.6. The

  Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

        (j)    Legends.    The following legends shall appear on the face of all Global Securities and Certificated Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (i)    Private Placement Legend.

            (A)  Except as permitted by subparagraph (B) below, each Global Security and each Certificated Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

        "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE CLASS A COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER."

        "THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF REGAL ENTERTAINMENT GROUP THAT (A) THIS SECURITY AND THE CLASS A COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3)) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER ACT IF AVAILABLE OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT."

        "THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OR RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT. THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 28, 2003, ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME."

            (B)  Notwithstanding the foregoing, (i) any Global Security or Certificated Security transferred, issued in exchange for or as a replaced for Securities not bearing the legends required by this paragraph (j), or (ii) there is delivered to the documents required in Section 2.6(b) or (iii) the Company shall have delivered to the Trustee (and the Registrar, if other than the Trustee) a Company Order stating that the Security is not a Restricted Security, shall not bear the Private Placement Legend.

            (ii)    Global Security Legend.    To the extent required by the Depositary, each Global Security shall bear legends in substantially the following forms:

        "THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(g) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

        "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS

        MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

        (k)    General Provisions Relating to Transfers and Exchanges.

              (i)  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Certificated Securities upon receipt of an Authentication Order.

             (ii)  No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Certificated Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6 and 10.5 hereof).

            (iii)  All Global Securities and Certificated Securities issued upon any registration of transfer or exchange of Global Securities or Certificated Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Securities or Certificated Securities surrendered upon such registration of transfer or exchange.

            (iv)  Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

             (v)  The Trustee shall authenticate Global Securities and Certificated Securities in accordance with the provisions of Section 2.2 hereof.

            (vi)  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

           (vii)  Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

          (viii)  Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and or/applicable United States federal or state securities law.

        Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 2.6, the Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibit A attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

        SECTION 2.7    REPLACEMENT SECURITIES

        If any mutilated Security is surrendered to the Trustee or the Company and the Trustee and the Company receive evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, in the case of a lost, stolen or destroyed Security, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security. Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

        SECTION 2.8    OUTSTANDING SECURITIES

        The Securities outstanding at any time are all the Securities authenticated by the Trustee (including any Security represented by a Global Security) except for those cancelled by it or at its direction, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security. If a Security is replaced pursuant to Section 2.7 hereof, such Security ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. If the principal amount of any Security is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

        SECTION 2.9    TREASURY SECURITIES

        In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded.

        SECTION 2.10    TEMPORARY SECURITIES

        Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Securities in exchange for temporary Securities. Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

        SECTION 2.11    CANCELLATION

        The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Securities (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Securities shall be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

        SECTION 2.12    DEFAULTED INTEREST

        Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 hereof and in the Security (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1)   The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a "Special Record Date" for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security register maintained by the Registrar not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2)   The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

        Subject to the foregoing provisions of this Section 2.12, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

        SECTION 2.13    CUSIP NUMBERS

        The Company in issuing the Securities may use "CUSIP" and/or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and/or "ISIN" numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the "CUSIP" and/or "ISIN" numbers.

ARTICLE III
REDEMPTION

        SECTION 3.1    NO REDEMPTION BY THE COMPANY

        The Securities may not be redeemed by the Company at any time prior to the Stated Maturity. The Company shall not be required to make mandatory redemption payments with respect to the Securities (however, the Company is required to offer to repurchase Securities in accordance with the provisions of Article XI below). The Securities shall not have the benefit of any sinking fund.

ARTICLE IV
COVENANTS

        SECTION 4.1    PAYMENT OF SECURITIES

        The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest or Additional Interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. The Company shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest at the rate borne by the Securities per annum.

        Payment of the principal of (and premium, if any) and any interest on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be State Street Bank and Trust Company, N.A., an Affiliate of the Trustee, as agent of the Trustee) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least 10 Business Days prior to the payment date.

        SECTION 4.2    MAINTENANCE OF OFFICE OR AGENCY

        The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

        The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations; provided that no such designation or rescission shall in any manner relieve the Company of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office as one such office or agency of the Company in accordance with Section 2.3 hereof.

        SECTION 4.3    SEC REPORTS AND REPORTS TO HOLDERS

        Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver or make available to the Trustee and to each Holder and prospective purchasers of Securities identified to the Company by the Initial Purchaser, within five days after the Company is or would have been (if the Company was subject to such reporting obligations) required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports on Forms 10-K or 10-Q, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the SEC shall not accept such reports, file with the SEC the annual, quarterly and other reports which it is or would have been required to file with the SEC. In addition, the Company agrees that it shall make available to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        SECTION 4.4    COMPLIANCE CERTIFICATE

          (a)   The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Company is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Company shall provide the Trustee with timely written notice of any change in its fiscal year end, which is currently ends on the first Thursday after December 25.

          (b)   The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

        SECTION 4.5    STAY, EXTENSION AND USURY LAWS

        The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

        SECTION 4.6    LIMITATION ON STATUS AS INVESTMENT COMPANY

        The Company and its Subsidiaries shall be prohibited from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or from otherwise becoming subject to regulation under the Investment Company Act.

        SECTION 4.7    CORPORATE EXISTENCE

        Subject to Article V and Article XI hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Company to satisfy its obligations under the Securities and this Indenture.

        SECTION 4.8    PAYMENT OF ADDITIONAL INTEREST

        If at any time Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate to the effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable pursuant to the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE V
SUCCESSORS

        SECTION 5.1    MERGER, CONSOLIDATION OR SALE OF ASSETS

        The Company shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of the Company's assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless, subject to Section 10.8:

          (a)   in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article X, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company's assets;

          (b)   immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

          (c)   the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

        SECTION 5.2    SUCCESSOR CORPORATION SUBSTITUTED

        Upon any consolidation or merger or any transfer of all of the Company's assets in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company are merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Securities and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the Company's properties and assets, shall be deemed to be the transfer of all or substantially all of the Company's properties and assets.

ARTICLE VI
DEFAULTS AND REMEDIES

        SECTION 6.1    EVENTS OF DEFAULT

        An "Event of Default," wherever used herein, means any one of the following events:

          (1)   the Company defaults in the payment of any principal of (including, without limitation, any premium, if any, on) any Security when the same becomes due and payable (whether at maturity, upon a Change of Control Purchase Date or otherwise),

          (2)   the Company fails to deliver shares of its Common Stock, or any cash settlement amount, if applicable, upon conversion of any Security as required under this Indenture,

          (3)   the Company defaults in the payment of any interest or Additional Interest, if any, payable to all holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) on any Security when the same becomes due and payable and the default continues for a period of 30 days,

          (4)   the Company fails to comply with any of its other agreements contained in the Securities or this Indenture and the default continues for 60 days after the Notice of Default specified below,

          (5)   a court having jurisdiction in the premises enters a decree or order for (a) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (b) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (c) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (6)   the Company or any Significant Subsidiary (a) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (c) effects any general assignment for the benefit of creditors;

          (7)   the Company fails to provide a Change of Control Purchase Notice when required by Article XI, or

          (8)   any Indebtedness under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) (an "Instrument") with a principal amount then outstanding in excess of U.S. $25,000,000, whether such Indebtedness now exists or shall hereafter be created, is not paid at final maturity of the Instrument (either at its stated maturity or upon acceleration thereof), and such Indebtedness is not discharged, or such acceleration is not cured or rescinded, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default and requiring the Company to cause such Indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be cured or rescinded and stating that such notice is a "Notice of Default" hereunder.

        SECTION 6.2    ACCELERATION

          (a)   If an Event of Default occurs and is continuing (other than an Event of Default specified in clauses (5) and (6) of Section 6.1 hereof relating to the Company or any of the Company's Significant Subsidiaries,) then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest (and Additional Interest, if any) thereon to be immediately due and payable. If an Event of Default specified in clause (5) or (6) under Section 6.1 hereof, relating to the Company or any of the Company's Significant Subsidiaries occurs, all principal and accrued interest (and Additional Interest, if any) thereon shall be immediately due and payable on all outstanding Securities without any declaration or other act on the part of the Trustee or the Holders.

          (b)   Prior to the declaration of acceleration of the maturity of the Securities, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may waive on behalf of all the Holders any Default, except a Default in the payment of principal of or interest on any Security not yet cured or a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

          (c)   At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul, on behalf of all Holders, any such declaration of acceleration and its consequences if:

            (1)   the Company has paid or deposited with the Trustee cash sufficient to pay: (a) all overdue interest (and Additional Interest, if any) on all Securities; (b) the principal of (and premium, if any, applicable to) any Securities which would become due other than by reason of such declaration of acceleration, and to the extent such interest is lawful, interest thereon at the rate borne by the Securities; (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 7.7 hereof; and

            (2)   all Events of Default, other than the non-payment of the principal of, premium, if any, and interest (and Additional Interest, if any) on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.4 hereof.

          (d)   Notwithstanding clause (c)(2) of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

        SECTION 6.3    OTHER REMEDIES

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, Additional Interest, if any, and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

        SECTION 6.4    WAIVER OF PAST DEFAULTS

        Subject to Section 6.7 hereof and notwithstanding anything contained in Section 6.2(b), the Holders of a majority in principal amount of the outstanding Securities by written notice to the Company and to the Trustee, may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except, subject to Section 6.2(c), a default:

          (1)   in the payment of principal of, premium, if any, Additional Interest, if any, or interest on any Security not yet cured as specified in clauses (1) and (2) of Section 6.2(c) hereof;

          (2)   in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected, unless all such affected Holders agree, in writing, to waive such default;

          (3)   in the conversion of any Security into Class A Common Stock pursuant to Article X; or

          (4)   the rescission of which would conflict with any judgment or decree of a court of competent jurisdiction.

        Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right arising therefrom.

        SECTION 6.5    CONTROL BY MAJORITY

        Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Securities not joining in the giving of such direction or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Securities.

        SECTION 6.6    LIMITATION ON SUITS

        A Holder of a Security may pursue a remedy with respect to this Indenture or the Securities only if:

          (1)   the Holder of a Security gives to the Trustee written notice of a continuing Event of Default;

          (2)   the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3)   such Holder of a Security or Holders of Securities offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

          (4)   the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5)   during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Holder of a Security may not use this Indenture to prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

        SECTION 6.7    RIGHTS OF HOLDERS OF SECURITIES TO RECEIVE PAYMENT

        Notwithstanding any other provision of this Indenture, except as permitted by Section 9.2 hereof, the right of any Holder of a Security to receive payment of the principal of, premium and interest (and Additional Interest, if any) on the Securities, on or after the respective due dates expressed in the Securities (including in connection with an offer to purchase) or the right to convert the Security in accordance with Article X or to bring suit for the enforcement of any such payment on or after such respective dates or such conversion, shall not be impaired or affected without the consent of such Holder.

        SECTION 6.8    COLLECTION SUIT BY TRUSTEE

        If an Event of Default specified in Section 6.1 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium (and Additional Interest, if any) and interest remaining unpaid on the Securities and, to the extent lawful, interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        SECTION 6.9    TRUSTEE MAY FILE PROOFS OF CLAIM

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor's committee.

        SECTION 6.10    PRIORITIES

        If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

        First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection (including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel);

        Second: to Holders of Securities for amounts due and unpaid on the Securities for principal and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium and Additional Interest, if any, and interest, respectively; and

        Third: to the Company or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

        SECTION 6.11    UNDERTAKING FOR COSTS

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities.

ARTICLE VII
TRUSTEE

        SECTION 7.1    DUTIES OF TRUSTEE

          (a)   If an Event of Default of which the Trustee has knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of its own affairs.

          (b)   Except during the continuance of an Event of Default of which the Trustee has knowledge:

            (1)   the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c)   The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1)   this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

            (2)   the Trustee shall not be liable for any error of judgment made in good faith by an Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

          (d)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2 hereof.

          (e)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        SECTION 7.2    RIGHTS OF TRUSTEE

          (a)   In connection with the Trustee's rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b)   Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c)   The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d)   The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e)   Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g)   Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(3) and 4.1 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or an officer in the corporate trust administration of the Trustee shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 4.3 hereof is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

          (h)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit.

        SECTION 7.3    INDIVIDUAL RIGHTS OF TRUSTEE

        The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

        SECTION 7.4    TRUSTEE'S DISCLAIMER

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

        SECTION 7.5    NOTICE OF DEFAULTS

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Securities a notice in the manner and to the extent provided by Section 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Additional Interest, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

        SECTION 7.6    REPORTS BY TRUSTEE TO HOLDERS OF THE SECURITIES

        Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

        A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the SEC and each stock exchange on which the Securities are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

        SECTION 7.7    COMPENSATION AND INDEMNITY

        The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the

Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

        The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

        To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(5) or 6.1(6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

        The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

        SECTION 7.8    REPLACEMENT OF TRUSTEE

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

        The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Securities of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (1)   the Trustee fails to comply with Section 7.10 hereof;

          (2)   the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3)   a Custodian or public officer takes charge of the Trustee or its property; or

          (4)   the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Securities of at least 10% in aggregate principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee, after written request by any Holder of a Security who has been a Holder of a Security for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Security may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this

Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

        SECTION 7.9    SUCCESSOR TRUSTEE BY MERGER, ETC.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

        SECTION 7.10    ELIGIBILITY; DISQUALIFICATION

        There shall at all times be a Trustee hereunder that is a corporation or trust company (or a member of a bank holding company) organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

        SECTION 7.11    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

        The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE XIII
SATISFACTION AND DISCHARGE

        SECTION 8.1    SATISFACTION AND DISCHARGE OF INDENTURE.

        This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)   either

            (A)  all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 8.3) have been delivered to the Trustee for cancellation; or

            (B)  all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at the Stated Maturity within one year, and the Company, in the case of clause (i) or (ii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Additional Interest, if any) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity;

          (2)   the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3)   the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, and 9.4, Article X and this Article VIII, shall survive until the Securities have been paid in full.

        SECTION 8.2    APPLICATION OF TRUST MONEY.

        Subject to the provisions of Section 8.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 8.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

        SECTION 8.3    REPAYMENT TO COMPANY.

        The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 8.1 and (ii) held by them at any time.

        The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

        SECTION 8.4    REINSTATEMENT.

        If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.2; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER

        SECTION 9.1    WITHOUT CONSENT OF HOLDERS OF SECURITIES.

        Notwithstanding Section 9.2 hereof, the Company and the Trustee may amend or supplement this Indenture or the Securities, without the consent of any Holder of a Security:

          (a)   to cure any ambiguity, defect or inconsistency;

          (b)   to comply with Section 10.8;

          (c)   to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (d)   to provide for the assumption of the Company's obligations to the Holders of the Securities in the case of a merger or consolidation pursuant to Article V hereof;

          (e)   to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the rights hereunder of any Holder of the Security;

          (f)    to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of this Indenture or the Securities relating to transfers and exchanges of Securities or beneficial interests therein; or

          (g)   to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

        SECTION 9.2    WITH CONSENT OF HOLDERS OF SECURITIES.

        Except as expressly stated otherwise in this Section 9.2, and subject to Section 6.7 hereof, the Company and the Trustee may amend or supplement this Indenture or the Securities, with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities).

        Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company or any Subsidiary with any provision of this Indenture or the Securities.

        However, without the consent of each Holder affected (it being understood that, except as expressly stated otherwise in paragraphs (a) through (d) below, Article XI hereof may be amended, waived or modified in accordance with the first paragraph of this Section 9.2) an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder):

          (a)   change the Stated Maturity on any Security, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon, reduce the amount of principal payable upon acceleration of maturity of, or change the coin or currency or place in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or after a Change of Control has occurred reduce the Change of Control Purchase Price with respect to the corresponding Change of Control,

          (b)   reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture,

          (c)   modify any of the waiver provisions of this Section 9.2, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby, or

          (d)   adversely affect the right of Holders to convert their Securities other than as provided in or under Article X of this Indenture.

        In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

        It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

        SECTION 9.3    COMPLIANCE WITH TRUST INDENTURE ACT.

        Every amendment or supplement to this Indenture or the Securities shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

        SECTION 9.4    REVOCATION AND EFFECT OF CONSENTS.

        Until an amendment, supplement or waiver becomes effective (as determined by the Company and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same Indebtedness as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by the Company), which may be prior to any such amendment, supplement or waiver becoming operative.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

        After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (a) through (d) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Additional Interest, if any) on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

        SECTION 9.5    NOTATION ON OR EXCHANGE OF SECURITIES.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

        SECTION 9.6    TRUSTEE TO SIGN AMENDMENTS, ETC.

        The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

ARTICLE X
CONVERSION

        SECTION 10.1    CONVERSION PRIVILEGE.

          (a)   Subject to the further provisions of this Article X (including, without limitation, the provisions of Section 10.2(b)) and paragraph 7 of the Securities, each Holder shall have the right, at such Holder's option, at any time on or after May 15, 2007 through the close of business on the Business Day immediately preceding the Stated Maturity to convert the principal amount of any such Securities, or any portion of such principal amount which is $1,000 or an integral multiple thereof at the Conversion Price then in effect into shares of Class A Common Stock. Subject to the further provisions of this Article X (including, without limitation, the provisions of Section 10.2(b)) and paragraph 7 of the Securities, each Holder shall have the right, at such Holder's option, at any time prior to May 15, 2007, to convert the principal amount of any such Securities, or any portion of such principal amount which is $1,000 or an integral multiple thereof at the Conversion Price then in effect into shares of Class A Common Stock, unless previously purchased by the Company at the Holder's option upon a Change of Control, if:

            (1)   the Closing Sale Price on the previous Trading Day was 110% or more of the then current Conversion Price of the Securities;

            (2)   the Company distributes to all or substantially all holders of its Common Stock rights or warrants entitling such holders to purchase Class A Common Stock at a price less than the Closing Sale Price on the Trading Day preceding the declaration for such distribution;

            (3)   other than the Extraordinary Dividend, the Company distributes to all or substantially all holders of its Common Stock, cash or other assets, debt securities or rights or warrants to purchase the Company's securities, which distribution has a per share value, as determined by the Company's Board of Directors, exceeding 10% of the Closing Sale Price on the Trading Day preceding the declaration for such distribution;

            (4)   the Company becomes a party to a consolidation, merger or sale of all or substantially all of its assets or a Change of Control occurs, in each case, pursuant to which its Common Stock would be converted into cash, stock or other property unless, in the case of a consolidation or merger, all of the consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights, in such merger or consolidation consists of shares of common stock, American Depositary Shares or other certificates representing common equity interests traded on a United States national securities exchange or quoted on The Nasdaq Stock Market, or will be so traded or quoted when issued or exchanged in connection with such merger or consolidation, and as a result of such merger or consolidation the Securities become convertible solely into such common stock or other certificates representing common equity interests; or

            (5)   after any five consecutive Trading Day period in which the average of the Trading Prices of the Securities for that five consecutive Trading Day period was less than 100% of the average of the Conversion Values for the Securities during that period. Upon the occurrence of the foregoing, a Holder may surrender Securities for conversion at any time beginning on the date on which the Securities become convertible through and including the close of business on the 10th Trading Day after the Securities become convertible.

          (b)   (1) In the case of the occurrence of the events described under subsection (a)(2) and (3) above, the Company shall notify Holders of Securities at least 20 days prior to the Ex-Dividend Date for such distribution (the "Distribution Notice"). Once the Company has given the Distribution Notice, a Holder may surrender its Securities for conversion at any time until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or the Company's announcement that such distribution will not take place. Notwithstanding the foregoing, a Holder shall have no right to convert the Securities if the Holder may participate in the distribution without converting.

            (2)   In the case of the occurrence of any event described under subsection (a)(4) above, the Company will notify Holders at least 20 days prior to the anticipated effective date of such transaction (the "Merger Notice"). Once the Company has given the Merger Notice, a Holder may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 29 Business Days after the actual date of the transaction.

          (c)   Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

        SECTION 10.2    CONVERSION PROCEDURE.

        Each Security shall be convertible at the office of the Conversion Agent into, at the Company's option, pursuant to subsection (b) below, fully paid and nonassessable shares (calculated to the nearest 1/1000th of a share) of Class A Common Stock, cash or a combination of shares of Class A Common Stock and cash. The Security will be converted into shares of Class A Common Stock at the Conversion Price therefor.

          (a)   In order to exercise the conversion privilege with respect to any Securities in certificated form, the Holder of any such Securities to be converted, in whole or in part, shall:

            (1)   complete and manually sign the conversion notice provided on the back of the Security (the "Conversion Notice") or complete and manually sign a facsimile of the Conversion Notice and deliver such notice to the Conversion Agent;

            (2)   surrender the Security to the Conversion Agent;

            (3)   furnish appropriate endorsements and transfer documents, if required; and

            (4)   pay all transfer or similar taxes, if required.

        The Conversion Notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Class A Common Stock which shall be issuable on such conversion shall be issued, if applicable. All such Securities surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

        In order to exercise the conversion privilege with respect to any interest in Securities in global form, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by this Section 10.2 and any transfer taxes if required pursuant to Section 10.5. The date on which the Holder satisfies all of the requirements set forth in (1) through (4) in the paragraph above or the requirements set forth in this paragraph, as applicable, is referred to as the "Conversion Date."

          (b)   Upon conversion of any Securities, the Company shall satisfy its conversion obligations with respect to such Securities (the "Conversion Obligation") by delivering to the Holder, at the Company's option, either (i) shares of its Class A Common Stock, (ii) cash or (iii) a combination of cash and shares of its Class A Common Stock (each a "Settlement Method")), as follows:

            (1)   If the Company elects to satisfy the entire Conversion Obligation in shares of Class A Common Stock, then it shall deliver to the Holder a number of shares of Class A Common Stock equal to the aggregate principal amount of the Securities delivered by the Holder pursuant to the Conversion Notice divided by the Conversion Price on the Conversion Date (the "Share Settlement").

            (2)   If the Company elects to satisfy the entire Conversion Obligation in cash (the "Cash Settlement"), then the Company shall deliver to the Holder cash in an amount equal to the product of (a) the aggregate principal amount of Securities delivered by the Holder pursuant to the Conversion Notice divided by the Conversion Price on the Conversion Date, and (b) the arithmetic mean of the Volume Weighted Average Prices of the Company's Class A Common Stock on each Trading Day during the applicable cash settlement averaging period described below.

            (3)   If the Company elects to satisfy a portion of the Conversion Obligation in cash (the "Partial Cash Amount") and a portion in shares of Class A Common Stock, then the Company shall deliver to the Holder such Partial Cash Amount plus a number of shares equal to (a) the cash settlement amount as set forth in clause (2) above minus such Partial Cash Amount, divided by (b) the arithmetic mean of the Volume Weighted Average Prices of the Company's Class A Common Stock on each Trading Day during the applicable cash settlement averaging period defined in Sections 10.2(c)(3) or (d)(2) below (the "Combined Settlement").

          (c)   If the Company receives the Holder's Conversion Notice on or prior to the day that is 30 days prior to the Stated Maturity of the Securities, then the procedures of this Section 10.2(c) shall apply.

            (1)   If the Company chooses to satisfy the Conversion Obligation by Share Settlement, then settlement in shares will be made on or prior to the 10th Trading Day following the Conversion Date.

            (2)   If the Company chooses to satisfy the Conversion Obligation by Cash Settlement or Combined Settlement, then the Company shall notify the Holder, through the Trustee, of the dollar amount to be satisfied in cash (which shall be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following receipt of the Holder's Conversion Notice (the "Settlement Notice Period"). If the Company does not notify the Holder of its intended Settlement Method within the Settlement Notice Period, the Company shall satisfy all Conversion Obligations by Share Settlement.

            (3)   If the Company timely elects Cash Settlement or Combined Settlement, then the Holder may retract its Conversion Notice at any time during the two Business Day period beginning on the day after the Settlement Notice Period (the "Conversion Retraction Period"). The Holder cannot retract its Conversion Notice (and the Conversion Notice therefore will be irrevocable) if the Company elects Share Settlement. If the Holder has not retracted its Conversion Notice, then Cash Settlement or Combined Settlement shall occur on the first Trading Day following the applicable "cash settlement averaging period." The applicable "cash settlement averaging period" will be the five Trading Day period beginning on the first Trading Day after the Conversion Retraction Period.

          (d)   If the Company receives the Conversion Notice after the day that is 30 days prior to the maturity date of the Securities, then the procedures of this Section 10.2(d) shall apply.

            (1)   If on or prior to the day that is 30 days prior to Stated Maturity, the Company notifies all Holders, through the Trustee, that the Company intends to satisfy all Conversion Obligations arising during such 30 day period by either Cash Settlement or Combined Settlement and includes in such notice the method for computing the fixed dollar amount of cash that will be delivered to the Holder, then such Settlement Method shall be the method used by the Company to settle all Conversion Obligations in connection with Conversion Notices delivered less than 30 days prior to Stated Maturity. If the Company does not notify the Holders of its intended Settlement Method on or prior to the day that is 30 days prior to Stated Maturity, then the Company shall satisfy all Conversion Obligations thereafter by Share Settlement. In any event, the Company shall settle all Conversion Obligations after the day that is 30 days prior to Stated Maturity by the same Settlement Method. No Holder may retract its Conversion Notice delivered after the day that is 30 days prior to a Stated Maturity;

            (2)   If the Company has timely elected Cash Settlement or Combined Settlement, then with respect to all subsequent conversions, settlement amounts shall be computed as set forth in subsection (b) above, except that the applicable "cash settlement averaging period" shall be the 20 Trading-Day period that begins on the date that is the 22nd Trading Day expected to occur prior to the maturity date and that ends on the second Trading Day immediately preceding Stated Maturity. However, if 20 Trading Days do not occur after such date and prior to Stated Maturity, then the cash settlement averaging period will be the number of Trading Days that actually occur prior to Stated Maturity.

        Upon an Event of Default as described in Section 6.1 (other than a default in a cash payment upon conversion of the Securities) shall have occurred and is continuing, the Company may not pay cash upon conversion of any Security or portion of the Security (other than cash for fractional shares pursuant to Section 10.3).

        Settlement (in shares and/or cash) shall occur on or prior to the fifth Trading Day following Stated Maturity (or, if Stated Maturity is not a trading day, on the sixth Trading Day after Stated Maturity).

          (e)   Subject to compliance with any restrictions on transfer if shares of Class A Common Stock are issuable on conversion and are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Securities (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office of the Conversion Agent, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the conversion of such Securities or portion thereof in accordance with the provisions of this Article, unless the Holder holds Securities in book-entry form with DTC, then the shares of Class A Common Stock shall be delivered in accordance with DTC's customary practices, and a check or cash in respect of any fractional interest in respect of a share of Class A Common Stock arising upon such conversion, as provided in Section 10.3. In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge to the Holder, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

        Each conversion shall be deemed to have been effected on the Conversion Date, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the Holder of record of the shares of Class A Common Stock represented thereby; provided, however, that in case of any such surrender on any date when the stock transfer books of the Company shall be closed, the person or persons in whose name the certificate or certificates for such shares are to be issued shall be deemed to have become the record Holder thereof for all purposes on the next day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Securities shall be surrendered.

          (f)    Except as otherwise provided in Section 10.4, the Company shall not make any payment or other adjustment for dividends on any Class A Common Stock issued upon conversion of the Securities. If a converting Holder submits Securities for conversion between a Record Date and the opening of business on the next Interest Payment Date (except for Securities subject to purchase following a Change of Control on a purchase date occurring during the period from the close of business on a Record Date and ending on the opening of business on the first Business Day after the next Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second Business Day after the Interest Payment Date), such Securities shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on the principal amount of such Securities then being converted. If the converting Holder surrenders its Securities for conversion on a date that is not an Interest Payment Date (except for Securities subject to purchase following a Change of Control described in the previous sentence), the converting Holder shall not receive any interest for the period from the Interest Payment Date preceding the date of conversion or for any later period. However, if a Holder submits its Security for conversion between the Record Date for the final interest payment and the opening of business on the final Interest Payment Date, the converting Holder shall not be required to pay funds equal to the interest payable on the converted principal amount, and shall retain any interest received for the final interest period.

          (g)   If the Securities are subject to purchase following a Change of Control, the conversion rights as a result of such Change of Control on the Securities so subject to purchase shall expire at the close of business on the last Business Day before the Change of Control Purchase Date or such earlier date as the Securities are presented for purchase, or if the Company defaults in the payment of the Change of Control Purchase Price, the Holder's conversion right as a result of such Change of Control shall terminate at the close of business on the date such default is cured and the Securities are purchased. If the Holder has submitted Securities for purchase upon a Change of Control, the Holder may only convert its Securities if such Holder withdraws its election in accordance with this Indenture.

          (h)   Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

          (i)    Each stock certificate representing Class A Common Stock issued upon conversion of the Securities that are Restricted Securities shall bear the legend in substantially the form of Exhibit B hereto.

        SECTION 10.3    FRACTIONAL SHARES.

        The Company will not issue fractional shares of Class A Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined, (calculated to the nearest 1/1000th of a share) by multiplying the Closing Sale Price on the Trading Day immediately prior to the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

        SECTION 10.4    ADJUSTMENT OF CONVERSION PRICE.

        The Conversion Price shall be adjusted from time to time by the Company as follows:

          (a)   In case the Company shall, at any time or from time to time, while any of the Securities are outstanding, pay a dividend or make a distribution in shares of Common Stock on its shares of Common Stock, then the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, and (ii) the denominator of which shall be the sum of such number of shares of Common Stock and the total number of shares constituting such dividend or other distribution. Such reduction becomes effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 10.4(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          (b)   In case the Company shall, at any time or from time to time while any of the Securities are outstanding, issue to all or substantially all holders of its outstanding shares of Common Stock rights or warrants entitling them (for a period of not more than 60 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share or a conversion price per share less than the Closing Sale Price on the Business Day immediately preceding the date of announcement of such issuance, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date of such announcement by a fraction, (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Closing Sale Price on the Business Day immediately preceding the date of announcement of such issuance determined by multiplying such total number of shares so offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Sale Price), and (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement plus the total number of additional shares of Common Stock offered for subscription or purchase or into which convertible, exchangeable or exercisable, securities so offered are convertible, exchangeable or exercisable.

        Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance.

        To the extent that shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors of the Company.

          (c)   In case the Company shall, at any time or from time to time while any of the Securities are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the Company shall, at any time or from time to time while any of the Securities are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased. In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d)   (i) In case the Company shall, at any time or from time to time while the Securities are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 10.4(a) applies) or evidences of its indebtedness or other non-cash assets (including securities, but excluding any rights or warrants referred to in Section 10.4(b), and excluding any dividend or distribution paid exclusively in cash referred to in Sections 10.4(e), (f) and (g) below) (any of the foregoing hereinafter in this Section 10.4(d) called the "Distributed Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect on the Event Record Date with respect to such distribution by a fraction:

              (1)   the numerator of which shall be the Current Market Price on such Event Record Date less the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive, and described in a resolution of the Board of Directors) on the Event Record Date of the portion of the Distributed Securities so distributed applicable to one share of Class A Common Stock, and

              (2)   the denominator of which shall be the Current Market Price.

        Such reduction shall become effective immediately prior to the opening of business on the day following the Event Record Date for such distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.4(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price.

        Each share of Class A Common Stock issued upon conversion of the Securities pursuant to this Article X shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, if any, as may be provided by the terms of any stockholder rights plan adopted by the Company (notwithstanding the occurrence of an event causing such rights to separate from the Class A Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a stockholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of Section 10.4(b) or this Section 10.4(d).

             (ii)  For the purposes of this Section 10.4(d), rights or warrants (other than rights issued pursuant to a stockholder rights plan) distributed by the Company to all holders of its Class A Common Stock entitling them to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (A) are deemed to be transferred with such shares of Class A Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Class A Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.4(d) (and no adjustment to the Conversion Price under this Section 10.4(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 10.4(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other non-cash assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 10.4(d) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any Holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all applicable holders of Class A Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

            (iii)  For purposes of this Section 10.4(d) and Section 10.4(a), 10.4(b), and 10.4(c), any dividend or distribution to which this Section 10.4(d) is applicable that also includes (x) shares of Common Stock, (y) rights or warrants to subscribe for or purchase shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock to which Section 10.4(b) applies (or any combination thereof), or (z) a subdivision or combination of shares of Common Stock to which Section 10.4(c) applies or shall be deemed instead to be:

              (1)   a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such rights or warrants or securities convertible into or exercisable or exchangeable for Common Stock or such subdivision or combination to which Section 10.4(a), 10.4(b), and 10.4(c) apply, respectively (and any Conversion Price reduction required by this Section 10.4(d) with respect to such dividend or distribution shall then be made), immediately followed by,

              (2)   dividend or distribution of such shares of Common Stock, such rights or warrants or securities convertible into or exercisable or exchangeable for Common Stock or such subdivision or combination (and any further Conversion Price reduction required by Section 10.4(a), 10.4(b), and 10.4(c) with respect to such dividend or distribution shall then be made), except:

                (A)  the Event Record Date of such dividend or distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," and "the date fixed for such determination" within the meaning of Section 10.4(a), (y) "the date fixed for the determination of stockholders entitled to receive such rights or warrants," within the meaning of Section 10.4(b) and (z) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 10.4(c); and

                (B)  any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 10.4(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

          (e)   In case of a dividend or distribution (other than an extraordinary dividend adjusted pursuant to clause (g) below) to all or substantially all of the holders of Common Stock of cash in an aggregate amount (without duplication) after the Issue Date and within 12 months preceding the date of payment of such dividend or distribution and in respect of which no Conversion Price adjustment has been made that exceeds $0.60 per share (the "Maximum Allowed Amount"), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to such date of determination by a fraction of which (x) the numerator shall be the average of the Volume Weighted Average Prices for the three Trading Days ending on the date immediately preceding the Ex-Dividend Date for such dividend or distribution less the difference between (a) the sum of such dividends or distributions during such 12 months preceding the date of payment applicable to one share of Class A Common Stock (determined on the basis of the number of shares of Class A Common Stock outstanding on the determination date) and (b) the Maximum Allowed Amount and (y) the denominator shall be such average of the Volume Weighted Average Prices for the three Trading Days ending on the date immediately preceding the dividend date for such divided or distribution.

          (f)    In case of a dividend or distribution (other than an extraordinary dividend adjusted pursuant to clause (g) below) to all or substantially all of the holders of Common Stock of cash in an aggregate amount (without duplication) after the first anniversary of the Issue Date and within 12 months preceding the date of payment of such dividend or distribution and in respect of which no Conversion Price adjustment has been made that is less than $0.36 per share (the "Minimum Allowed Amount"), the Conversion Price shall be increased so that the same shall equal the price determined by multiplying such conversion price in effect immediately prior to such date of determination by a fraction of which (x) the numerator shall be the average of the Volume Weighted Average Prices for three Trading Days ending on the date immediately preceding the Ex-Dividend Date for such dividend or distribution plus the difference between (a) the Minimum Allowed Amount and (b) the sum of such dividends or distributions during such 12 months preceding the date of payment applicable to one share of Class A Common Stock (determined on the basis of the number of shares of Class A Common Stock outstanding on the determination date) and (y) the denominator shall be such average of the Volume Weighted Average Prices for the three Trading Days ending on the date immediately preceding the dividend date for such dividend or distribution.

          (g)   Other than the cash dividend of $0.15 per share of Common Stock declared on April 22, 2003 and payable on June 13, 2003, the dividend or distribution to all or substantially all holders of Common Stock of cash in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors) of any other consideration payable in respect of any tender offer by the Company or any of its subsidiaries for Common Stock consummated after the Issue Date and within the 12 months preceding the date of payment of such dividend or distribution and in respect of which no Conversion Price adjustment has been made (provided, that, no Conversion Price adjustment shall have been deemed made on that portion of any dividend not actually adjusted under clause (e) or (f) above) and (B) all other cash distributions to all or substantially all holders of Common Stock made after the Issue Date and within the 12 months preceding the date of payment of such dividend or distribution and in respect of which no conversion price adjustment has been made, exceeds an amount equal to 10.0% of the product of (i) the average of the Volume Weighted Average Prices for the three Trading Days ending on the date immediately preceding the Ex-Dividend Date for such dividend or distribution (the "Determination Date") and (ii) the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the (x) numerator shall be the average of the Volume Weighted Average Prices for the three Trading Days ending on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value of any such other consideration so distributed, paid or payable after the Issue Date and within such 12 months (including, without limitation, such dividend or distribution) applicable to one share of Class A Common Stock (determined on the basis of the number of shares of Class A Common Stock outstanding on the Determination Date) and (y) the denominator shall be the average of the Volume Weighted Average Prices for the three Trading Days ending on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which such dividend or distribution is paid.

          (h)   In the case of the purchase of Common Stock pursuant to a tender offer made by the Company or any of its subsidiaries to the extent that the same involves aggregate consideration that together with (A) any cash and the fair market value of any other consideration payable in respect of any tender offer by the Company or any of its subsidiaries for Common Stock consummated after the Issue Date and within the preceding 12 months not triggering a Conversion Price adjustment and (B) all-cash distributions to all or substantially all holders of Common Stock (other than the cash dividend of $0.15 per share of Common Stock declared on April 22, 2003 and payable on June 13, 2003) made after the Issue Date and within the preceding 12 months not triggering a Conversion Price adjustment, exceeds an amount equal to 10% of the Market Capitalization on the expiration date of such tender offer (the "Expiration Time"), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be the product of (B) the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time and (C) the Current Market Price on the Trading Day next succeeding the Expiration Time, and (D) the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price on the Trading Day next succeeding the Expiration Time. Such reduction (if any) shall become effective immediately prior to the opening of business on the Business Day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 10.4(h) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 10.4(h).

              (i)  The Maximum Allowable Amount and Minimum Allowable Amount shall be adjusted as follows:

              (1)   In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend or make a distribution in shares of Common Stock on its shares of Common Stock, then the Maximum Allowable Amount and Minimum Allowable Amount in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted by multiplying each such Maximum Allowable Amount and Minimum Allowable Amount by a fraction, (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, and (ii) the denominator of which shall be the sum of such number of shares of Common Stock and the total number of shares of Common Stock constituting such dividend or other distribution. Such reduction becomes effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 10.4(i)(1) is declared but not so paid or made, the Maximum Allowable Amount and Minimum Allowable Amount shall again be adjusted to the Maximum Allowable Amount and Minimum Allowable Amount which would then be in effect if such dividend or distribution had not been declared.

              (2)   In case the Company shall, at any time or from time to time while any of the Securities are outstanding, issue to all or substantially all holders of its outstanding shares of Common Stock rights or warrants entitling them (for a period of not more than 60 days after such issuance) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share or a conversion price per share less than the Closing Sale Price of Common Stock on the Business Day immediately preceding the date of announcement of such issuance, each of the Maximum Allowable Amount and Minimum Allowable Amount shall be adjusted so that the same shall equal the amount determined by multiplying each of the Maximum Allowable Amount and Minimum Allowable Amount in effect at the opening of business on the date of such announcement by a fraction, (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Closing Sale Price on the Business Day immediately preceding the date of announcement of such issuance determined by multiplying such total number of shares so offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Sale Price), and (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement plus the total number of additional shares of Common Stock offered for subscription or purchase or into which convertible, exchangeable or exercisable, securities so offered are convertible, exchangeable or exercisable.

        Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance.

        To the extent that shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Maximum Allowable Amount and Minimum Allowable Amount shall be readjusted to the Maximum Allowable Amount and Minimum Allowable Amount which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Maximum Allowable Amount and Minimum Allowable Amount shall again be adjusted to be the Maximum Allowable Amount and Minimum Allowable Amount which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors of the Company.

              (3)   In case the Company shall, at any time or from time to time while any of the Securities are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then each of the Maximum Allowable Amount and Minimum Allowable Amount in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the Company shall, at any time or from time to time while any of the Securities are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then each of the Maximum Allowable Amount and Minimum Allowable Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased. In each such case, each of the Maximum Allowable Amount and Minimum Allowable Amount shall be adjusted by multiplying such Maximum Allowable Amount and Minimum Allowable Amount by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

              (4)   (i) In case the Company shall, at any time or from time to time while the Securities are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 10.4(i)(1) applies) or evidences of its indebtedness or other non-cash assets (including securities, but excluding any rights or warrants referred to in Section 10.4(i)(2), and excluding any dividend or distribution paid exclusively in cash referred to in Sections 10.4(e), (f) above and(i)(5) below), then, in each such case, the Maximum Allowable Amount and Minimum Allowable Amount shall be reduced so that the same shall be equal to the price determined by multiplying the Maximum Allowable Amount and Minimum Allowable Amount in effect on the Event Record Date with respect to such distribution by a fraction:

                (A)  the numerator of which shall be the Current Market Price on such Event Record Date less the fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive, and described in a resolution of the Board of Directors) on the Event Record Date of the portion of the Distributed Securities so distributed applicable to one share of Class A Common Stock, and

                (B)  the denominator of which shall be the Current Market Price.

        Such reduction shall become effective immediately prior to the opening of business on the day following the Event Record Date for such distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.4(i)(4) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price.

             (ii)  For the purposes of this Section 10.4(i)(4), rights or warrants distributed by the Company to all holders of its Class A Common Stock entitling them to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a Trigger Event: (A) are deemed to be transferred with such shares of Class A Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Class A Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.4(i)(4) (and no adjustment to the Maximum Allowable Amount and Minimum Allowable Amount under this Section 10.4(i)(4) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Maximum Allowable Amount and Minimum Allowable Amount shall be made under this Section 10.4(i)(4). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Maximum Allowable Amount and Minimum Allowable Amount under this Section 10.4(i)(4) was made, (x) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any Holders thereof, the Maximum Allowable Amount and Minimum Allowable Amount shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Class A Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all applicable holders of Class A Common Stock as of the date of such redemption or repurchase, and (y) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Maximum Allowable Amount and Minimum Allowable Amount shall be readjusted as if such rights and warrants had not been issued.

            (iii)  For purposes of this Section 10.4(i)(4) and Section 10.4(i)(1), 10.4(i)(2), and 10.4(i)(3), any dividend or distribution to which this Section 10.4(i)(4) is applicable that also includes (x) shares of Common Stock, (y) rights or warrants to subscribe for or purchase shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock to which Section 10.4(i)(2) applies (or any combination thereof), or (z) a subdivision or combination of shares of Common Stock to which Section 10.4(i)(3) applies or shall be deemed instead to be:

                (C)  (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such rights or warrants or securities convertible into or exercisable or exchangeable for Common Stock or such subdivision or combination to which Section 10.4(i)(1), 10.4(i)(2), and 10.4(i)(3) apply, respectively (and any Maximum Allowable Amount and Minimum Allowable Amount reduction required by this Section 10.4(d) with respect to such dividend or distribution shall then be made), immediately followed by,

              (2)   dividend or distribution of such shares of Common Stock, such rights or warrants or securities convertible into or exercisable or exchangeable for Common Stock or such subdivision or combination (and any further Maximum Allowable Amount and Minimum Allowable Amount reduction required by Section 10.4(i)(1), 10.4(i)(2), and 10.4(i)(3) with respect to such dividend or distribution shall then be made), except:

                (D)  the Event Record Date of such dividend or distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," and "the date fixed for such determination" within the meaning of Section 10.4(i)(1), (y) "the date fixed for the determination of stockholders entitled to receive such rights or warrants," within the meaning of Section 10.4(i)(2) and (z) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 10.4(i)(3); and

                (E)  any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 10.4(i)(1) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

              (5)   Other than the cash dividend of $0.15 per share of Common Stock declared on April 22, 2003 and payable on June 13, 2003, the dividend or distribution to all or substantially all holders of Common Stock of cash in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors) of any other consideration payable in respect of any tender offer by the Company or any of its subsidiaries for Common Stock consummated after the Issue Date and within the 12 months preceding the date of payment of such dividend or distribution and in respect of which no Maximum Allowable Amount and Minimum Allowable Amount adjustment has been made (provided, that, no Maximum Allowable Amount and Minimum Allowable Amount adjustment shall have been deemed made on that portion of any dividend not actually adjusted under clause 10.4 (e) or (f) above) and (B) all other cash distributions to all or substantially all holders of Common Stock made after the Issue Date and within the 12 months preceding the date of payment of such dividend or distribution and in respect of which no Maximum Allowable Amount and Minimum Allowable Amount adjustment has been made, exceeds an amount equal to 10.0% of the product of (i) the average of the Volume Weighted Average Prices for the three Trading Days ending on the date immediately preceding the Ex-Dividend Date for such dividend or distribution (the "Determination Date") and (ii) the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury), the Maximum Allowable Amount and Minimum Allowable Amount shall be reduced so that the same shall equal the price determined by multiplying such Maximum Allowable Amount and Minimum Allowable Amount in effect immediately prior to the Determination Date by a fraction of which the (x) numerator shall be the average of the Volume Weighted Average Prices for the three Trading Days ending on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value of any such other consideration so distributed, paid or payable after the Issue Date and within such 12 months (including, without limitation, such dividend or distribution) applicable to one share of Class A Common Stock (determined on the basis of the number of shares of Class A Common Stock outstanding on the Determination Date) and (y) the denominator shall be the average of the Volume Weighted Average Prices for the three Trading Days ending on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which such dividend or distribution is paid.

              (6)   In the case of the purchase of Common Stock pursuant to a tender offer made by the Company or any of its subsidiaries to the extent that the same involves aggregate consideration that together with (A) any cash and the fair market value of any other consideration payable in respect of any tender offer by the Company or any of its subsidiaries for Common Stock consummated after the Issue Date and within the preceding 12 months not triggering a Maximum Allowable Amount and Minimum Allowable Amount adjustment and (B) all-cash distributions to all or substantially all holders of Common Stock (other than the cash dividend of $0.15 per share of Common Stock declared on April 22, 2003 and payable on June 13, 2003) made after the Issue Date and within the preceding 12 months not triggering a Maximum Allowable Amount and Minimum Allowable Amount adjustment, exceeds an amount equal to 10.0% of the Company's Market Capitalization on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Maximum Allowable Amount and Minimum Allowable Amount shall be adjusted so that the same shall equal the price determined by multiplying the Maximum

      Allowable Amount and Minimum Allowable Amount in effect immediately prior to close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be the product of (B) the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time and (C) the Current Market Price on the Trading Day next succeeding the Expiration Time, and (D) the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price on the Trading Day next succeeding the Expiration Time. Such reduction (if any) shall become effective immediately prior to the opening of business on the Business Day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Maximum Allowable Amount and Minimum Allowable Amount shall again be adjusted to be the Maximum Allowable Amount and Minimum Allowable Amount which would then be in effect if such tender offer had not been made. If the application of this Section 10.4(i)(6) to any tender offer would result in an increase in the Maximum Allowable Amount and Minimum Allowable Amount, no adjustment shall be made for such tender offer under this Section 10.4(i)(6).

          (j)    For purposes of this Section 10.4, the following terms shall have the meaning indicated:

                (A)  "Current Market Price" on any date means the average of the Closing Sale Prices for the 10 consecutive Trading Days immediately preceding the day before the record date (or, if earlier, the Ex-Dividend Date) with respect to any distribution, issuance or other event requiring such computation.

                (B)  "Event Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                (C)  "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

          (k)   The Company may make such decreases in the Conversion Price, in addition to any adjustments required by this Section 10.4, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

          (l)    To the extent permitted by applicable law, the Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least 20 Business Days, the decrease is irrevocable during the period and the Board of Directors shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is decreased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Securities a notice of the decrease at least 15 days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

          (m)  Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Price and may assume without inquiry that the last Conversion Price of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder of Securities at such Holder's last address appearing on the list of Security holders provided for in Section 2.5 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

          (n)   In any case in which this Section 10.4 provides that an adjustment shall become effective immediately after an Event Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Securities converted after such Event Record Date and before the occurrence of such event the additional shares of Class A Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Class A Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 10.3.

          (o)   For purposes of this Section 10.4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

        SECTION 10.5    TAXES ON CONVERSION.

        If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Class A Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Class A Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

        SECTION 10.6    COMPANY TO PROVIDE STOCK.

        The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Class A Common Stock, a sufficient number of shares of Class A Common Stock to permit the conversion of all outstanding Securities into shares of Class A Common Stock.

        All shares of Class A Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

        The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Class A Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Class A Common Stock on the New York Stock Exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the Class A Common Stock is then listed or quoted, if any; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Class A Common Stock until the first conversion of the Securities into Class A Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Class A Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange, if any, at such time. Any Class A Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security will also be a Restricted Security.

        SECTION 10.7    NOTICE OF CERTAIN TRANSACTIONS.

        In case,

              (1)   other than the Extraordinary Dividend, the Company shall take any action that would require an adjustment in the Conversion Price pursuant to Section 10.4; or

              (2)   of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or any of its Significant Subsidiaries; or

              (3)   of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Significant Subsidiaries;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at such Holder's address appearing on the list of Security holders provided for in Section 2.5 of this Indenture, as promptly as practicable but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose taking such action, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to the benefits of such action are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

        SECTION 10.8    EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE.

        If any of the following events occur, namely:

          (a)   any reclassification or change of shares of Class A Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 10.4(c));

          (b)   any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in outstanding shares of Class A Common Stock; or

          (c)   any sale or conveyance of all or substantially all of the properties and assets of the Company to any other person as a result of which holders of Class A Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Class A Common Stock;

then the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) providing that such Securities shall be convertible into the kind and amount of shares of stock, securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Class A Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Class A Common Stock available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, assuming such holder of Class A Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Class A Common Stock in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purposes of this Section 10.8, the kind and amount of stock, securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article X. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock, securities or other property or assets (including cash) receivable thereupon by a holder of Class A Common Stock includes shares of stock, securities or other property or assets (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

        The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 10.8 applies to any event or occurrence, Section 10.4 shall not apply.

        SECTION 10.9    TRUSTEE'S DISCLAIMER.

        The Trustee or any other Conversion Agent shall have the duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee and the Conversion Agent pursuant to Section 10.7. The Trustee and any other Conversion Agent make no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article X.

        The Trustee and any Conversion Agent shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.7 but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee and the Conversion Agent pursuant to Section 10.7.

        SECTION 10.10    COMPANY DETERMINATION FINAL.

        Any determination that the Company or the Board of Directors must make pursuant to this Article X shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a resolution of the Board of Directors.

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE XI
CHANGE OF CONTROL

        SECTION 11.1    REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL.

        In the event that a Change of Control has occurred, each Holder of Securities shall have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Securities (provided, that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 30 Business Days after the occurrence of such Change of Control, at a cash price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (and Additional Interest, if any), to, but excluding, the Change of Control Purchase Date (the "Change of Control Purchase Price").

        The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for at least 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company shall promptly purchase all Securities properly tendered in response to the Change of Control Offer.

        On or before the Change of Control Purchase Date, the Company shall:

            (1)   accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer,

            (2)   deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price to the Change of Control Purchase Date) of all Securities so tendered, and

            (3)   deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company.

        The Company promptly shall pay or cause to be paid to the Holders of Securities so accepted an amount equal to the Change of Control Purchase Price to, but excluding, the Change of Control Purchase Date) and the Trustee promptly shall authenticate and deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be delivered promptly by the Company to the Holder thereof. The Company publicly shall announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

        Any Change of Control Offer shall be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company's compliance with such laws and regulations shall not in and of itself cause a breach of their obligations under such covenant.

        If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Additional Interest, if any) due on such Interest Payment Date shall be paid to the Person in whose name a Security is registered at the close of business on such Record Date.

        SECTION 11.2    NOTICE OF CHANGE OF CONTROL.

          (a)   Within 10 Business Days after the occurrence of a Change of Control, the Company shall mail or cause to be mailed, by first class mail, a written notice of the Change of Control, to the Trustee and to each Holder whose Securities are to be purchased at its registered address.

        The written notice shall state:

             (1)  information about the terms and conditions of the Change of Control;

             (2)  information about the Holders' right to convert the Securities;

             (3)  the Holders' right to require to Company to purchase the Securities;

             (4)  the procedures required for exercise of the purchase option upon the Change of Control;

             (5)  the Change of Control Purchase Date;

             (6)  the Change of Control Purchase Price;

             (7)  the date by which the Change of Control Repurchase Notice pursuant to this Section 11.2 must be delivered to the Paying Agent in order to exercise the Change of Control purchase right;

             (8)  the procedures for withdrawing a Change of Control Repurchase Notice;

             (9)  the name and address of the Paying and Conversion Agents; and

           (10)  the CUSIP number of the Securities.

          (b)   A Holder may exercise its right specified in this Article XI upon delivery of a written notice of repurchase (a "Change of Control Repurchase Notice"), substantially in the form of Exhibit C hereto, at any time from the from the opening of business on the date of the written notice of the Company specified in subsection (a) above, until the close of business on the Business Day prior to the Change of Control Purchase Date, stating:

            (1)   the certificate number of the Security which the Holder will deliver to be repurchased;

            (2)   the portion of the Principal Amount of the Security which the Holder will deliver to be repurchased, which portion must be in a principal amount of $1,000 or an integral multiple thereof; and

            (3)   that the Security shall be repurchased with respect to the Change of Control Purchase Date pursuant to the terms specified in the Securities and this Indenture.

        The delivery of such Security to the Paying Agent with, or at the time after delivery of, the Change of Control Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Article XI only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Repurchase Notice.

        Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Repurchase Notice contemplated by this Section 11.2(b) shall have the right to withdraw such Change of Control Repurchase Notice at any time prior to the close of business on the Business Day prior to the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent specifying: (i) the certificate number of the Security in respect of which such notice of withdrawal is being submitted; (ii) the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and (iii) the principal amount, if any, of such Security which remains subject to the original Change of Control Repurchase Notice and which has been or will be delivered for repurchase by the Company.

        SECTION 11.3    EFFECT OF CHANGE OF CONTROL REPURCHASE NOTICE.

        Upon receipt by the Paying Agent of the Change of Control Repurchase Notice specified in Section 11.2(b), the Holder of the Security in respect of which such Change of Control Repurchase Notice was given shall (unless such Change of Control Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Change of Control Repurchase Price with respect to such Security. Such Change of Control Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Change of Control Purchase Date with respect to such Security (provided the conditions in Section 11.2(b) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 11.2(b). Securities in respect of which a Change of Control Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XI hereof on or after the date of the delivery of such Change of Control Repurchase Notice unless such Change of Control Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

        There shall be no purchase of any Securities pursuant to Section 11.2 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Change of Control Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders of any Securities (x) with respect to which a Change of Control Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change of Control Repurchase Price with respect to such Securities) in which case, upon such return, the Change of Control Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

        SECTION 11.4    DEPOSIT OF CHANGE OF CONTROL REPURCHASE PRICE.

        Prior to 11:00 a.m. (New York City time) on the Business Day following the Change of Control Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which are to be repurchased on such Change of Control Purchase Date.

        If the Paying Agent holds, in accordance with the terms hereof, at 11:00 a.m. (New York City time) on the Business Day immediately following the applicable Change of Control Repurchase Date,

cash sufficient to pay the Change of Control Purchase Price of any Securities for which a Change of Control Repurchase Notice has been tendered and not withdrawn pursuant to Section 11.2(b), then, immediately after such Change of Control Purchase Date, such Securities will cease to be outstanding, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Change of Control Purchase Price upon delivery of such Securities).

        SECTION 11.5    SECURITIES REPURCHASED IN PART.

        Any Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

ARTICLE XII
MISCELLANEOUS

        SECTION 12.1    TRUST INDENTURE ACT CONTROLS.

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

        SECTION 12.2    NOTICES.

        Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

        If to the Company:

  Regal Entertainment Group
  7132 Regal Lane
  Knoxville, Tennessee 37918

Attention:	Amy Miles, Chief Financial Officer Peter Brandow, General Counsel
Facsimile:	(865) 922-6085

        with copies (which shall not constitute notice) to:

  Hogan & Hartson, LLP
  One Tabor Center, Suite 1500
  1200 Seventeenth Street
  Denver, Colorado 80202

Attention:	Christopher J. Walsh, Esq.
Facsimile:	(303) 899-7333

  If to the Trustee:
  U.S. Bank National Association
  180 East Fifth Street
  St. Paul, Minnesota 55101

Attention:	Corporate Trust Services

        The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) the third Business Day after sent by mail; (iii) when receipt acknowledged, if telecopied; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

        SECTION 12.3    COMMUNICATION BY HOLDERS OF SECURITIES WITH OTHER HOLDERS OF SECURITIES.

        Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

        SECTION 12.4    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a)   an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b)   an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

        SECTION 12.5    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

          (a)   a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c)   a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d)   a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

        SECTION 12.6    RULES BY TRUSTEE AND AGENTS.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

        SECTION 12.7    NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

        No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Company (or any such successor entity), as such, shall have any liability for any Obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor of the Securities in accordance with this Indenture. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

        SECTION 12.8    GOVERNING LAW.

        THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

        SECTION 12.9    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        SECTION 12.10    SUCCESSORS.

        All agreements of the Company in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

        SECTION 12.11    SEVERABILITY.

        In case any one or more of the provisions of this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

        SECTION 12.12    COUNTERPART ORIGINALS.

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        SECTION 12.13    TABLE OF CONTENTS, HEADINGS, ETC.

        The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

THE COMPANY: REGAL ENTERTAINMENT GROUP
By:	/s/ PETER B. BRANDOW
	Name:	Peter B. Brandow
	Title:	Executive Vice President
THE TRUSTEE: U.S. BANK NATIONAL ASSOCIATION
By:	/s/ RICHARD H. PROKOSCH
	Name:	Richard H. Prokosch
	Title:	Vice President

EXHIBIT A

[Form of Security]

Regal Entertainment Group
3 3/4% CONVERTIBLE SENIOR NOTES DUE 2008

CUSIP: 75866AA 7
ISIN: US 758766AA70
No. 1	$240,000,000

        Regal Entertainment Group, a Delaware corporation (hereinafter called the "Company" which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED FORTY MILLION Dollars, on May 15, 2008.

        Interest Payment Dates: May 15 and November 15

        Record Dates: April 30 and October 31

        Reference is made to the further provisions of this Security on the reverse side, which shall, for all purposes, have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Regal Entertainment Group a Delaware corporation
By:	Name: Title:
By:	Name: Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities described in the within-mentioned Indenture.

U.S. Bank National Association
By:	Authorized Signatory
Dated:

(Back of Security)

3 3/4% Convertible Senior Notes due 2008

        THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(g) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

        UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE CLASS A COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.

        THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF REGAL ENTERTAINMENT GROUP THAT (A) THIS SECURITY AND THE CLASS A COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO

AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3)) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER ACT IF AVAILABLE OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

        THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OR RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT. THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 28, 2003, ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

        1.     Interest. The Company promises to pay interest on the principal amount of this Security at the rate of 3 3/4% per annum. The Company shall pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2003. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided, however, that if there is not an existing default in the payment of interest and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement.

        2.     Method of Payment. The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Security at the close of business on April 30 or October 31, as the case may be, next preceding the related interest payment date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

        3.     Paying Agent, Registrar and Conversion Agent. Initially, U.S. Bank National Association (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

        4.     Indenture. The Company issued the Securities under an Indenture dated as of the Issue Date ("Indenture") by and between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

        5.     Redemption. The Company shall have no right to redeem the Securities at its option prior to the Stated Maturity of the Securities. The Company shall not be required to make any mandatory redemption payments with respect to the Securities. The Securities shall not have the benefit of any sinking fund.

        6.     Offers to Purchase Upon a Change of Control. In the event that a Change of Control has occurred, each Holder of Securities shall have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Securities (provided, that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 30 Business Days after the occurrence of such Change of Control, at a cash price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (and Additional Interest, if any), to the Change of Control Purchase Date.

        The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for at least 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company shall promptly purchase all Securities properly tendered in response to the Change of Control Offer.

        7.     Conversion Privilege. Subject to and in compliance with the provisions of the Indenture, a Holder of a Security, at such Holder's option, may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into, at the Company's option either, (i) shares of Common Stock, (ii) cash or (iii) a combination of cash and shares of Common Stock; provided, however, that if the Security is subject to purchase upon a Change of Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the Change of Control Purchase Date, for such Security or such earlier date as the Holder presents such Security for purchase (unless the Company shall default in making the Change of Control Purchase Price, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is purchased); provided, however, that prior to May 15, 2007, the Holder shall only have the option to convert pursuant to the conditions described in Section 10.1 of the Indenture.

        The initial Conversion Price is $26.988 per share, subject to adjustment under certain circumstances as provided in the Indenture. The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount of the Security or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Sale Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

        To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof subject to purchase upon a Change of Control on a Change of Control Purchase Date, as the case may be, during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

        A Security in respect of which a Holder had delivered a Change of Control Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Change in Control Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

        8.     Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Securities for a period of 15 days during the period between a Record Date and the next succeeding Interest Payment Date.

        9.     Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

        10.   Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities), and, subject to Sections 6.4 and 6.7 of the Indenture, any existing Default or Event of Defaults (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities). Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented to comply with Section 5.1 and 10.8 of the Indenture, cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the rights under the Indenture of any such Holder, to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of the Indenture or the Securities relating to transfers and exchanges of Securities or beneficial interests therein, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of additional Securities in accordance with the limitations set forth in the Indenture.

        11.   Defaults and Remedies. The Indenture provides that each of the following constitutes an Event of Default:

          (1)   the Company defaults in the payment of any principal of (including, without limitation, any premium, if any, on) any Security when the same becomes due and payable (whether at maturity, on a Change of Control Purchase Date or otherwise),

          (2)   the Company fails to deliver shares of its Common Stock, or any cash settlement amount, if applicable, upon conversion of any Security as required under the Indenture,

          (3)   the Company defaults in the payment of any interest or Additional Interest, if any, payable to all holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) on any Security when the same becomes due and payable and the default continues for a period of 30 days,

          (4)   the Company fails to comply with any of its other agreements contained in the Securities or the Indenture and the default continues for 60 days after the Notice of Default specified in paragraph 9 below,

          (5)   a court having jurisdiction in the premises enters a decree or order for (a) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (b) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (c) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days,

          (6)   the Company or any Significant Subsidiary (a) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (c) effects any general assignment for the benefit of creditors,

          (7)   the Company fails to provide a Change of Control Purchase Notice when required by Article XI of the Indenture, or

          (8)   any Indebtedness under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) (an "Instrument") with a principal amount then outstanding in excess of U.S. $25,000,000, whether such Indebtedness now exists or shall hereafter be created, is not paid at final maturity of the Instrument (either at its stated maturity or upon acceleration thereof), and such Indebtedness is not discharged, or such acceleration is not cured or rescinded, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default and requiring the Company to cause such Indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder.

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Securities a notice in the manner and to the extent provided by Section 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs.

        12.   Satisfaction and Discharge. The Company's obligation under this Security and the Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities expressly provided in the Indenture for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (1) either (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 of the Indenture and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 8.3 of the Indenture) have been delivered to the Trustee for cancellation; or (B) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at the Stated Maturity within one year, and the Company, in the case of clause (i) or (ii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Additional Interest, if any) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity; (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with.

        Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under Section 7.7 thereof shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this paragraph 12, the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, and 9.4, Article X and Article VIII of the Indenture, shall survive until the Securities have been paid in full.

        13.   Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may become the owner of pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

        14.   No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Company, as such, shall have any liability for any Obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor of the Securities in accordance with the Indenture. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

        15.   Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16.   Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17.   Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and the Initial Purchaser (the "Registration Rights Agreement").

        18.   CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and/or ISIN numbers to be printed on the Securities and the Trustee shall use CUSIP and/or ISIN numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

        19.   Governing Law. THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL LAWS AND RULES 327(b).

        The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

    Regal Entertainment Group
    7132 Regal Lane
    Knoxville, Tennessee 37918
    Attention: General Counsel
    (865) 922-1123

Assignment Form

To assign this Security, fill in the form below: (I) or (We) assign and transfer this Security to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint                                                   to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security, check the box: ☐

The Company may elect to satisfy its Conversion Obligation by Share Settlement, Cash Settlement or Combined Settlement.

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $                        .

If you want the stock certificate made out in another person's name, fill in the form below:

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)
*Signature guaranteed by:
By:

*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Article XI of the Indenture, check the box: ☐

        If you want to elect to have only part of the Security purchased by the Company pursuant to Article XI of the Indenture, state the amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Securities purchased): $                        .

Date:	Your Signature:

(Sign exactly as your name appears on the Security)

Social Security or Tax Identification No.:

Signature Guarantee*

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

        The following exchanges of an interest in this Global Security for an interest in another Global Securities or for a Certificated Security, or exchanges of an interest in another Global Security or Certificated Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Security Custodian

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER OF RESTRICTED SECURITIES

Re:
3 3/4% Convertible Senior Notes due May 15, 2008 (the "Securities") of Regal Entertainment Group

This certificate relates to $            principal amount of Securities owned in (check applicable box) ☐ book-entry or ☐ definitive form by U.S. Bank National Association (the "Transferor").

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of May 28, 2003 between Regal Entertainment Group and U.S. Bank National Association, as trustee (the "Indenture"), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

  ☐
  Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

  ☐
  Such Security is being acquired for the Transferor's own account, without transfer.

  ☐
  Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

  ☐
  Such Security is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

  ☐
  Such Security is being transferred to a non-U.S. person in an offshore transaction in compliance with Rule 904 of Regulation S (or any successor thereto) under the Securities Act.

  ☐
  Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

  ☐
  Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Security which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date:

EXHIBIT B

COMMON STOCK LEGEND

THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO REGAL ENTERTAINMENT GROUP OR TO ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(E) ABOVE, IT WILL FURNISH TO WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, AS TRANSFER AGENT (OR SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, AS TRANSFER AGENT (OR SUCCESSOR TRANSFER AGENT, AS APPLICABLE) SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(E) ABOVE OR UPON ANY TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

B-1

EXHIBIT C

Form of Change of Control Repurchase Notice

                        ,

U.S. Bank National Association
180 East Fifth Street
St. Paul, MN 55101
Attention: Corporate Trust Department
Fax: (651) 244-0711

  Re:
  Regal Entertainment Group (the "Company")
  3 3/4% Convertible Senior Notes Due 2008

        This is a Change of Control Repurchase Notice as defined in Section 11.2 of the Indenture dated as of May 28, 2003 (the "Indenture") between the Company and U.S. Bank National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

        I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Section 11.2 of the Indenture (in multiples of $1,000):

$

        I hereby agree that the Securities will be purchased as of the Change of Control Purchase Date pursuant to the terms and conditions thereof and of the Indenture.

Signed:

C-1

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INDENTURE Dated as of May 28, 2003